Exhibit 21

DIPLOMAT PHARMACY, INC. SUBSIDIARIES

The direct and indirect operating subsidiaries of the Company and their respective States of incorporation as of December 31, 2018 are as follows:

Name of Subsidiaries	State of Incorporation	Percentage of Voting Stock Owned Directly and Indirectly by Diplomat Pharmacy, Inc.

Diplomat Specialty Pharmacy Great Lakes Distribution Center, LLC	Michigan	100.0%
Diplomat Specialty Pharmacy of Flint, LLC	Michigan	100.0%
Diplomat Specialty Pharmacy of Grand Rapids, LLC	Michigan	100.0%
Diplomat Specialty Pharmacy of Chicago, LLC	Michigan	100.0%
Diplomat Specialty Pharmacy of Ft. Lauderdale, LLC	Michigan	100.0%
Diplomat Specialty Pharmacy of Phoenix, LLC	Michigan	100.0%
Diplomat Specialty Pharmacy of Southern California, LLC	Michigan	100.0%
Diplomat Corporate Properties, LLC	Michigan	100.0%
Diplomat Clinical Services, LLC	Michigan	100.0%
DSP-Building C, LLC	Michigan	100.0%
DSP Flint Real Estate, LLC	Michigan	100.0%
Envoy Health Management, LLC	Michigan	100.0%
Navigator Health Services, LLC	Michigan	100.0%
American Homecare Federation, Inc.	Connecticut	100.0%
BioRx, LLC	Delaware	100.0%
Diplomat Blocker, Inc.	Delaware	100.0%
At-Home IV Infusion Professional, Inc.	Maryland	100.0%
PharmTrack, LLC	Nevada	100.0%
MedPro Rx, Inc.	North Carolina	100.0%
Diplomat Specialty Pharmacy of Philadelphia, LLC	Pennsylvania	100.0%
Diplomat Specialty Pharmacy of Boothwyn, LLC	Pennsylvania	100.0%
Diplomat Specialty Pharmacy of Los Angeles County, LLC	California	100.0%
XAS Infusion Suites, Inc.	Texas	100.0%
Accurate Advantage, LLC	Missouri	100.0%
Accurate Rx Pharmacy Consulting, LLC	Missouri	100.0%
Affinity Biotech, Inc.	Texas	100.0%
Comfort Infusion, Inc.	Alabama	100.0%
Diplomat Pharmacy Holdings, Inc.	Delaware	100.0%
Focus Rx, Inc.	New York	100.0%
Focus Rx Pharmacy Services, Inc.	New York	100.0%
LDI Holding Company, LLC	Delaware	100.0%
LDI Management Services, LLC	Delaware	100.0%
LDI Nautic VII Blocker, LLC	Delaware	100.0%
LDI Nautic VIII-A Blocker, LLC	Delaware	100.0%
Leehar Distributors, LLC	Delaware	100.0%
Oak HC/FT LDI Blocker, LLC	Delaware	100.0%
Pharmaceutical Technologies, Inc.	Nebraska	100.0%
Pharmaceutical Technologies Independent Practice Association, LLC	New York	100.0%
PSC Bellevue, LLC	Nebraska	100.0%
PSC Properties, LLC	Nebraska	100.0%
PSC Coventry, LLC	Nebraska	100.0%